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                                                                  EXHIBIT 10.7


                   AGREEMENT BETWEEN NAVIG8US.COM LLC (NAVIG8)

                              AND A21 INC. ("A21")

                                SEPTEMBER 1, 2002


         This Agreement, dated as of September 1, 2002 (the "EFFECTIVE DATE"), is between Navig8US.com LLC ("NAVIG8") and A21, Inc., a corporation formed under the laws of the State of Texas (the "COMPANY").

                              W I T N E S S E T H:
                             ----------------------

         WHEREAS, the Company desires to engage NAVIG8, and NAVIG8 is willing to render services to the Company, on the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and promises hereinafter set forth, the parties hereto covenant and agree as follows:

     1. ENGAGEMENT. The Company shall engage NAVIG8 and NAVIG8 hereby accepts such opportunity upon the terms and subject to the conditions hereinafter set forth, commencing on the Effective Date and continuing until terminated pursuant to Paragraph 4 hereof (the "ENGAGEMENT PERIOD").

     2. DUTIES.

          (a) NAVIG8 shall report to the Company's Chief Executive Officer. NAVIG8 shall perform and discharge diligently and faithfully such duties as may be assigned from time to time by the Chief Executive Officer as are customary for this type of engagement, subject to NAVIG8's agreement.

          (b) NAVIG8 will perform services as strategic advisors to the management team of A21 that include but are not limited to the following:


     1. Conducting selected interviews with potential suppliers and customers to help develop a strategic marketing plan;

     2. Advising on an economically feasible supplier compensation approach in order to maximize gross margins;

     3. Advising on an economically feasible customer pricing approach in order to maximize gross profits;

     4. Advising on alternative approaches to scan and caption images in order to minimize the cost and enhance the utility of the image files;


     5. Reviewing vertical markets and advising on the value of focusing on specific vertical markets;

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     6.   Reviewing A21's supplier representation agreements;

     7.   Introduce A21 to selected industry suppliers, customers and press;

     8. Introduce A21 to selected capital sources and potential strategic partners; and

     9. Presentation to A21 of a Final Report, to be prepared in "powerpoint" format, to include a reasonably detailed review of all of the activities and conclusions drawn by NAVIG8 as a result of activities 1-7 above.

3. SPECIFIC TERMS.



     (a) NAVIG8 shall earn a fee of $64,000, to be paid $16,000 on September 1, 2002 and $16,000 on each of October 1, 2002, November 1, 2002, and December 1, 2002, in registered shares of A21 valued at the five (5) day average closing price prior to the due date, but no less than $0.40 per share and no more than $1.00 per share. For any above monthly payment, A21 may elect to pay NAVIG8 $10,000 in cash instead of $16,000 in registered shares of A21;

     (b) NAVIG8 shall receive warrants to purchase 120,000 shares at an exercise price of $.75 per share, 90,000 shares at an exercise price of $1.25 per share and 30,000 at an exercise price of $1.75 per share exercisable for a period of three (3) years from the effective date of this Agreement and subject to the usual and customary adjustments for dividends, splits and other changes;

     (c) NAVIG8 shall be paid a business services fee of five percent of any investment funds received by A21 where NAVIG8 introduced the investor to A21 that was not already known to A21;

     (d) NAVIG8 is authorized to incur reasonable expenses related to the performance of duties under this Agreement in accordance with budgets and guidelines established by the Company from time to time or otherwise approved by the Chief Executive Officer (CEO). The Company shall promptly reimburse NAVIG8 for all such expenses in accordance with its expense reimbursement policy in effect. Any travel or expenses exceeding $250 shall be pre-approved by the CEO; and

     (e) Taxes. Taxes are the responsibility of NAVIG8.

4. TERM AND TERMINATION.

     (a) The term of this Agreement shall commence on the Effective Date and continue until December 31, 2002 unless terminated earlier in accordance with this Paragraph 4.

     (b)  Termination.   Either  party  hereto  may  terminate  this  Agreement,
effective immediately upon written notice to the other party. Any pro rata unpaid fees and expenses shall be promptly paid upon termination. (

     c) Stock Buy Back. If the Company or NAVIG8 terminates under any of the provisions above, the Company has the right to terminate one half (1/2) of the

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warrants issued to NAVIG8.  If NAVIG8  terminates  this Agreement  without cause before it has performed substantially all of its duties as defined above, then the Company has the right to terminate all of the warrants issued to NAVIG8.

5.  NON-SOLICITATION.

     (a) Non-Solicitation of Employees. NAVIG8 hereby agrees that during the Agreement Period and for a period of twelve (12) months thereafter (the "SURVIVAL PERIOD"), NAVIG8 shall not, directly or indirectly through any other individual, person or entity, employ, solicit or induce any individual who is, or was at any time during the last twelve (12) months of NAVIG8's engagement by the Company, an employee of the Company to terminate or refrain from renewing or extending his or her employment by the Company or to become employed by or enter into a contractual relationship with NAVIG8 or any other individual, person or entity.

     (b) Non-Solicitation of Suppliers, Vendors or Investors. NAVIG8 hereby agrees that during the Agreement Period and the Survival Period NAVIG8 shall not, directly or indirectly through any other individual, person or entity, solicit, persuade or induce any individual, person or entity which is, or at any time during the Agreement Period was, a supplier of any product or service to the Company, or vendor of the Company (whether as a distributor, agent, commission agent, employee or otherwise), or any individual, person or entity which is, or at any time during the Agreement Period was, an investor in transactions in which the Company was involved, to terminate, reduce or refrain from renewing or extending his, her or its contractual or other relationship with the Company.


     (c) Non-Solicitation of Customers. NAVIG8 hereby agrees that during the Agreement Period and the Non-Competition Period (as hereinafter defined) NAVIG8 shall not, directly or indirectly through any other individual, person or entity, solicit, persuade or induce any individual, person or entity which is, or at any time during the Agreement Period was, a customer of the Company to terminate, reduce or refrain from renewing or extending its contractual or other relationship with the Company in regard to the purchase of products or services manufactured, marketed or sold by the Company, or to become a customer of or enter into any contractual or other relationship with NAVIG8 or any other individual, person or entity in regard to the purchase of products or services similar or identical to those manufactured, marketed or sold by the Company.

     6. ONFIDENTIALITY. NAVIG8 agrees that during the Agreement Period, and for a period of two (2) years thereafter, NAVIG8 shall not divulge to anyone, other than as necessary in the performance of duties hereunder or as required by law or legal process, confidential information of the Company, its affiliates or its customers, including, without limitation, know-how, trade secrets, customer lists, costs, profits or margin information, markets, sales, pricing policies, operational methods, plans for future development, data, drawings, samples, processes or products and other information disclosed to NAVIG8 or known by NAVIG8 as a result of or through their engagement by the Company, which is not generally known in the businesses in which the Company is engaged and which relates directly or indirectly to the Company's products or services or which is directly or indirectly useful in any aspect of the Company's business. In the event the Company is bound by a confidentiality agreement with a customer, supplier or other party regarding the confidential information of such customer, supplier or other party, which provides greater protection than specified above

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in this  Paragraph 6, the  provisions  of such other  confidentiality  agreement shall be binding upon NAVIG8 and shall not be superseded by this Paragraph 6. Upon the termination of the Agreement hereunder or at any other time upon the Company's request, NAVIG8 shall deliver forthwith to the Company all memoranda, notes, records, reports, computer disks and other documents (including all copies thereof) containing such confidential information.


     7. REMEDIES. NAVIG8 acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of Paragraphs 5 or 6 of this Agreement would be inadequate and, in recognition of that fact, in the event of a breach or threatened breach by NAVIG8 of any of the provisions of Paragraphs 5 or 6 of this Agreement, it is agreed that in addition to its remedy at law, the Company shall be entitled, subject to the provisions of the Indemnification Agreement in Exhibit A, to appropriate equitable relief in the form of specific performance, preliminary or permanent injunction, temporary restraining order or any other appropriate equitable remedy which may then be available. Notwithstanding any provision of this Agreement to the contrary, it is expressly understood and agreed that, although NAVIG8 and the Company consider the restrictions contained in Paragraphs 5 or 6 to be reasonable for the purpose of preserving the Company's goodwill and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time and scope of the restrictions in such Paragraphs is an unreasonable or otherwise unenforceable restriction against NAVIG8, the provisions of such Paragraphs shall not be rendered void but shall be deemed amended to apply as to the maximum time and scope permitted and to such other extent as the court may determine to be reasonable.

     8 REPRESENTATION/WARRANTY. NAVIG8 represents and warrants that it is not bound by the terms of a confidentiality agreement or non-competition agreement or any other agreement with a former engagement or other third party which would preclude it from accepting this engagement by the Company or which would preclude NAVIG8 from effectively performing under this engagement. The Company represents and warrants that it has all requisite corporate power and authority to consummate the transactions contemplated by this Agreement and that this Agreement is binding on the Company and enforceable against the Company in accordance with its terms.

     9. NOTICES. Any notices or other communications required to be given pursuant to this Agreement shall be in writing and shall be deemed given: (i) upon delivery, if by hand; (ii) after two (2) business days if sent by express mail or air courier; (iii) four (4) business days after being mailed (seven (7) business days for international mailings), if sent by registered or certified mail, postage prepaid, return receipt requested; or (iv) upon transmission, if sent by facsimile (provided that a confirmation copy is sent in the manner provided in clause (ii) or clause (iii) of this Paragraph 10 within thirty-six
(36) hours after such transmission), except that if notice is received by facsimile after 5:00 p.m. on a business day at the place of receipt, it shall be effective as of the following business day. All communications hereunder shall be delivered to the respective parties at the following addresses:

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         If to the Company:
                  A21
                  Albert Pleus
                  c/o Irwin Rosenthal
                  Warshaw, Burstein, Cohen, Schlesinger & Kuh, LLP 555 Fifth Avenue, 11th Floor
                  New York, NY  10017


                  With a copy to:

                  Warshaw, Burstein, Cohen, Schlesinger & Kuh, LLP
                  Attn: Irwin M. Rosenthal
                  555 Fifth Avenue, 11th Floor
                  New York, NY  10017
                  Facsimile: 212.972.9150


         If to NAVIG8:
                  Phil Garfinkle
                  501 Seneca Green Way
                  Great Falls, VA  22066


         With a copy to:
                  Loeb and Loeb, LLP
                  Attn:  Lloyd Rothenberg
                  345 Park Avenue
                  18th Floor
                  New York, NY 10154

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     10. GOVERNING LAW/JURISDICTION. This Agreement shall be governed by and construed in accordance with the law of the State of New York, regardless of the law that might otherwise govern under applicable principles of conflicts of laws thereof. The parties hereto hereby irrevocably consent to the exclusive jurisdiction of the state or federal courts sitting in New York in connection with any controversy or claim arising out of or relating to this Agreement, or the negotiation or breach thereof, and hereby waive any claim or defense that such forum is inconvenient or otherwise improper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any matter authorized by New York law.

     11. SEVERABILITY. Subject to Paragraph 8, whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is found to be invalid or
unenforceable   in  any  respect  under  any  applicable  law  or  rule  in  any jurisdiction, such finding or construction shall not affect the remainder of the provisions of this Agreement, which shall be given full force and effect without
regard  to  the  invalid  or  unenforceable   provision,  and  such  invalid  or
unenforceable provision shall be modified automatically to the least extent possible in order to render such provision valid and enforceable, but only if the provision as so modified remains consistent with the parties' original intent.
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     12. WAIVER OF BREACH.  The waiver by either party hereto of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

     13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, representatives and assigns. This Agreement is assignable to any legal successor of the Company or of NAVIG8.

     14. INDEMNIFICATION. A21 and NAVIG8 shall indemnify one another in accordance with Exhibit A attached hereto.

     15. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement between the Company and NAVIG8 with regard to all matters contained herein and incorporates and supersedes all prior agreements between the parties concerning the engagement by the Company. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing, signed by both parties.



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                  IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the date set forth above.



A21, INC.                                          NAVIG8, LLC



By:
   --------------------------                      ------------------------
     Name:                                         Phil Garfinkle
     Title:  CEO                                   CEO













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Exhibit A
                            INDEMNIFICATION AGREEMENT

         A21 agrees that is will indemnify and hold harmless NAVIG8 from and against any and all losses, claims, damages, liabilities, costs or expenses (including reasonable attorney's fees and accountants' fees) as incurred, to which NAVIG8 may become subject which are (a) related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by A21 or (ii) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by NAVIG8 with A21's consent or in conformity with the instructions of, or actions taken or omitted to be taken by A21 or (b) otherwise related to or arising out of NAVIG8' acting pursuant to this Agreement. A21 also agrees to reimburse NAVIG8 within 30 days of submission of an invoice with respect thereto for all expenses incurred (including fees and disbursements of counsel) in connection with the investigation of or the preparation for or defense of any pending or threatened formal or informal claim, action, investigation or other proceeding caused by or arising out of or in connection with NAVIG8' acting pursuant to this Agreement, whether or not NAVIG8 is a named party thereto and whether or not any liability results therefrom A21 will not be responsible, however, for any loss, claim, damage or liability for which indemnification is sought solely pursuant to the first sentence of this paragraph which a court of competent Jurisdiction shall have determined by a final judgment to have resulted primarily from willful misconduct or gross negligence on the part of NAVIG8.

         Promptly after receipt by NAVIG8 of notice of any complaint or the commencement of any action or proceeding in connection with any matter related to NAVIG8' activities pursuant to the Agreement, NAVIG8 will notify A21 in writing of such complaint or of the commencement of such action or proceeding and if A21 so elects or is requested by NAVIG8, A21 will assume the defense of such action or proceeding, including the employment of counsel reasonable satisfactory to NAVIG8 and the payment of the fees and disbursements of such counsel, in which event A21 shall not be obligated to pay the fees and disbursements of separate counsel for NAVIG8 in such action. However, failure by NAVIG8 to so notify A21 of such claim or such commencement shall not relieve the Company from any obligation hereunder except to the extent that such failure shall result in prejudice to A21. In the event, however, that NAVIG8' legal counsel shall determine that defenses may be available to NAVIG8 that are different from or in addition to those available to A21 or that there is or could reasonably be expected to be a conflict of interest by reason of A21 and NAVIG8 having Common counsel in any action or proceeding, or if A21 has not assumed the defense of any action or proceeding, then NAVIG8 may employ separate counsel to represent or defend himself in any such action or proceeding in which NAVIG8 may become involved or is named as defendant and NAVIG8 shall pay the fees and disbursements, as incurred by such separate counsel."

         The reimbursement, indemnity and contribution obligations of A21 under this Exhibit A shall be in addition to any liability which A21 may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of NAVIG8. The provision of this Exhibit A shall survive the termination and expiration of this Agreement.

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